Exhibit 99.1

CONTACT

James Mead

Chief Financial Officer

-and-

Heidi Gillette

Investor Relations

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

FOURTH QUARTER AND FULL YEAR 2012 FFO OF $1.16 AND $5.35 PER SHARE BEFORE TRANSACTION COSTS AND EPS OF $0.22 AND $1.74 PER SHARE

Financial and Operating Highlights

•                  Fourth quarter FFO of $1.16 per diluted share before transaction related costs of $0.02 per diluted share compared to prior year FFO of $1.04 per diluted share before transaction related costs of $0.02 per diluted share.  Full year FFO of $5.35 per diluted share before transaction related costs of $0.07 per diluted share compared to prior year FFO of $4.88 per diluted share before transaction related costs of $0.08 per diluted share.

•                  Fourth quarter net income attributable to common stockholders of $0.22 per diluted share compared to prior year net income of $0.03 per diluted share.  Full year net income attributable to common stockholders of $1.74 per diluted share compared to prior year net income of $7.33 per diluted share.

•                  Combined same-store cash NOI increased 4.6 percent and 4.8 percent for the fourth quarter and full year, compared to the prior year, an increase of $6.7 million and $27.6 million, respectively.

•                  Signed 54 Manhattan office leases totaling 321,622 square feet during the fourth quarter.  The mark-to-market on office leases signed in Manhattan was 4.2 percent higher in the fourth quarter than the previously fully escalated rents on the same office spaces.

•                  Year-end occupancy of 93.8 percent in Manhattan same-store properties compared to 93.0 percent at year-end 2011 and 93.3 percent at September 30, 2012.

•                  Signed 25 Suburban office leases totaling 109,410 square feet during the fourth quarter.  The mark-to-market on office leases signed in the Suburban portfolio was 6.4 percent lower in the fourth quarter than the previously fully escalated rents on the same office spaces.

•                  Year-end occupancy of 81.3 percent in the Suburban portfolio compared to 82.6 percent at year-end 2011 and 81.5 percent at September 30, 2012.

Investing Highlights

•                  Extended the ground lease at 673 First Avenue by 50 years to August 2087, significantly enhancing the value of the asset.

•                  Formed a joint venture which entered into a 99-year triple net ground lease on 1080 Amsterdam Avenue, Manhattan.  The 82,250 square foot building comprising 96 units will be redeveloped into a luxury residential building.

•                  Sold a 49.5 percent interest in 521 Fifth Avenue at a gross sales price of $315.0 million.  Simultaneous with the sale, refinanced the property with a new $170.0 million mortgage.

•                  Acquired the 68,342 square foot retail property anchored by Burberry and Diesel at 131-137 Spring Street in Manhattan’s popular SoHo neighborhood, for total consideration of $122.3 million.

•                  Acquired a 35.5 percent interest in the 147,619 square foot office property at 315 West 36th Street  at a gross purchase price of $45.0 million. The acquisition was financed with a $25.0 million mortgage.

•                  Subsequent to the end of the year, sold a 50 percent interest in a mezzanine loan secured by a New York City office property generating $57.8 million of proceeds, inclusive of $12.9 million of income.

Financing Highlights

•                  Issued $200.0 million aggregate principal amount of 4.50 percent senior notes due December 1, 2022, generating $198.2 million in net proceeds for the Company.

•                  Refinanced the Company’s credit facility with a new, lower cost, 5-year $1.2 billion revolving line of credit and a $400 million term loan.

•                  Repurchased $22.7 million of the outstanding 5.875 percent notes due 2014 and $19.7 million of the outstanding 6.00 percent notes due 2016, pursuant to a tender offer, resulting in a charge of $3.9 million in the fourth quarter.

•                  Added 673 First Avenue, 110 East 42nd Street and 609 Fifth Avenue to the unencumbered asset pool, resulting in a charge of $3.1 million in the fourth quarter.

•                  Increased the quarterly common stock dividend by 32 percent to $0.33 per share.

Summary

New York, NY, January 30, 2013 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $107.2 million, or $1.14 per diluted share, for the quarter ended December 31, 2012, compared to $90.3 million, or $1.02 per diluted share, for the same quarter in 2011.  The Company also reported funds from operations, or FFO, of $490.3 million, or $5.28 per diluted share, for the year ended December 31, 2012, compared to $413.8 million, or $4.80 per diluted share, for the year ended December 31, 2011.

Net income attributable to common stockholders totaled $20.0 million, or $0.22 per diluted share, for the quarter ended December 31, 2012, compared to $2.8 million, or $0.03 per diluted share, for the same quarter in 2011.  Full year net income attributable to common stockholders totaled $156.0 million, or $1.74 per diluted share, for the year ended December 31, 2012, compared to $617.2 million, or $7.33 per diluted share, for the year ended December 31, 2011.

Operating and Leasing Activity

For the fourth quarter of 2012, the Company reported revenues and operating income of $350.7 million and $180.2 million, respectively, compared to $328.9 million and $167.5 million, respectively, for the same period in 2011. For the year ended December 31, 2012, the Company reported revenues and operating income of $1.4 billion and $834.0 million, respectively, compared to $1.3 billion and $702.4 million, respectively, for the same period in 2011.

Same-store cash NOI on a combined basis increased by 3.8 percent to $173.6 million for the quarter ended December 31, 2012 as compared to the same period in 2011, after giving consideration to 1515 Broadway as a consolidated property and 521 Fifth Avenue as an unconsolidated joint venture. After giving effect to these same adjustments, consolidated property same-store NOI increased by 3.8 percent to $147.7 million and unconsolidated joint venture property same-store NOI increased 3.4 percent to $25.9 million.

Same-store cash NOI on a combined basis increased by 4.8 percent to $684.2 million for the year ended December 31, 2012 as compared to the same period in 2011, after giving consideration to 1515 Broadway as a consolidated property and 521 Fifth Avenue as an unconsolidated joint venture. After giving effect to these same adjustments, consolidated property same-store cash NOI increased by 4.7 percent to $580.9 million and unconsolidated joint venture property same-store cash NOI increased 4.9 percent to $103.4 million.

Occupancy for the Company’s stabilized, same-store Manhattan portfolio at December 31, 2012 was 93.8 percent compared to 93.0 percent at December 31, 2011 and 93.3 percent at September 30, 2012.

During the quarter, the Company signed 54 office leases in its Manhattan portfolio totaling 321,622 square feet.  Fourteen leases totaling 131,746 square feet represented office leases that replaced previous vacancy, and 40 office leases comprising 189,876 square feet had average starting rents of $57.99 per rentable square foot, representing a 4.2 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the fourth quarter was 8.3 years and average tenant concessions were 4.4 months of free rent with a tenant improvement allowance of $36.96 per rentable square foot.

During the quarter, 290,108 square feet of office leases commenced in the Manhattan portfolio, 83,819 square feet of which represented office leases that replaced previous vacancy, and 206,289 square feet of which represented office leases that had average starting rents of $56.96 per rentable square foot, representing a 2.4 percent increase over the previously fully escalated rents on the same office spaces.

Occupancy for the Company’s Suburban portfolio was 81.3 percent at December 31, 2012, compared to 82.6 percent at December 31, 2011, prior to the sale of One Court Square in Long Island City, and 81.5 percent at September 30, 2012.

During the quarter, the Company signed 25 office leases in the Suburban portfolio totaling 109,410 square feet.  Eleven leases totaling 30,470 square feet represented office leases that replaced previous vacancy, and 14 office leases comprising 78,940 square feet had average starting rents of $31.74 per rentable square foot, representing a 6.4 percent decrease over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the fourth quarter was 5.2 years and average tenant concessions were 3.2 months of free rent with a tenant improvement allowance of $16.48 per rentable square foot.

During the quarter, 140,803 square feet of office leases commenced in the Suburban portfolio, 32,545 square feet of which represented office leases that replaced previous vacancy, and 108,258 square feet of which represented office leases that had average starting rents of $30.04 per rentable square foot, representing a 7.0 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed during the fourth quarter included:

•                  New lease on 57,359 square feet with Emerge212 3CC LLC for 15 years at 3 Columbus Circle;

•                  Early renewal on 44,646 square feet with Seven Eleven Car Park LLC for 10 years at 711 Third Avenue;

•                  New lease on 38,026 square feet with Robert Half International, Inc. for 11 years at 125 Park Avenue;

•                  Renewal and expansion on 29,397 square feet with Everest Reinsurance Company for 10 years at 461 Fifth Avenue;

•                  New lease on 22,047 square feet with Microsoft Corporation for 10.3 years at 641 Sixth Avenue; and

•                  Early renewal on 17,000 square feet with Blaire Corporation for 10.4 years at 6 Landmark Square, Stamford, CT.

Marketing, general and administrative, or MG&A, expenses for the quarter ended December 31, 2012 were $21.4 million, or 5.2 percent of total revenues including the Company’s share of joint venture revenue compared to $18.7 million, or 4.9 percent for the quarter ended December 31, 2011.  MG&A expenses for the fourth quarter of 2012 included contributions totaling $430,000 to Hurricane Sandy-related charities.  MG&A for the year ended December 31, 2012 was $82.8 million, or 5.1 percent of total revenues including the Company’s share of joint venture revenue compared to $80.1 million, or 5.4 percent for the year ended December 31, 2011.

Real Estate Investment Activity

In October 2012, the Company extended the ground lease at 673 First Avenue to August 2087, an additional 50 years past its scheduled 2037 expiration date, ensuring the Company’s ability to control the property and significantly enhancing its value.

In October 2012, the Company, formed a joint venture which entered into a 99-year triple net ground lease on 1080 Amsterdam Avenue, Manhattan, an 82,250 square foot, 96 unit residential building. The joint venture intends to embark on an extensive capital improvement program over the next two years to convert the property into a luxury Upper West Side residential address.

In November 2012, the Company sold a 49.5 percent interest in 521 Fifth Avenue at a gross sales price of $315.0 million and refinanced the property with a new $170.0 million, 7-year mortgage which bears interest at 220 basis points over the 30-day LIBOR for the first 2 years and at a fixed rate of 3.725 percent thereafter. This transaction generated $84.8 million in proceeds for the Company and resulted in a gain on sale of $19.4 million.

In December 2012, the Company acquired a 35.5 percent interest in the 147,619 square foot office property at 315 West 36th Street at a gross purchase price of $45.0 million. Simultaneously, the Company closed on a $25.0 million 5-year loan that bears a fixed rate of interest of 3.16 percent.

In December 2012, the Company acquired the 68,342 square foot retail property anchored by Burberry and Diesel located at 131-137 Spring Street in the popular SoHo neighborhood of Manhattan for total consideration of $122.3 million.  The property includes prime retail space, office space, 6 residential rental units and 100 feet of ground floor frontage.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $1.4 billion at December 31, 2012.  During the fourth quarter, the Company purchased and originated new debt and preferred equity investments totaling $291.6 million, all of which are collateralized by New York City commercial office properties, and recorded $13.0 million of principal reductions from investments that were sold, repaid or otherwise resolved. The debt and preferred equity investment portfolio had a weighted average maturity of 2.2 years as of December 31, 2012 and had a weighted average yield during the quarter ended December 31, 2012 of 9.88 percent.

In January 2013, the Company sold a 50 percent interest in a mezzanine loan secured by a New York City office property at 97 percent of par value, generating $57.8 million of proceeds to the Company, inclusive of $12.9 million of income.

Financing and Capital Activity

In November 2012, the Company closed on a new $1.6 billion credit facility, which refinanced, extended and upsized the Company’s previous $1.5 billion revolving credit facility that was put in place in November 2011.  The new facility consists of a $1.2 billion revolving line of credit and a $400 million term loan, which currently bear interest at 145 basis points over LIBOR and 165 basis points over LIBOR, respectively.  The facility now has an extended maturity date of March 2018, inclusive of the Company’s aggregate one-year as of right extension option on the revolving line of credit.

In November 2012, the Company closed an offering of $200.0 million aggregate principal amount of 4.50 percent senior notes due December 1, 2022.  This offering generated $198.2 million in net proceeds for the Company.

In December 2012, the Company repurchased $22,680,000 of Reckson’s outstanding 5.875 percent notes due 2014 and $19,692,000 of Reckson’s outstanding 6.00 percent notes due 2016, pursuant to a tender offer, resulting in a charge of $3.9 million in the fourth quarter.

In the fourth quarter, the Company also added 673 First Avenue, 110 East 42nd Street and 609 Fifth Avenue to the unencumbered asset pool, resulting in a charge of $3.1 million in the fourth quarter.

Dividends

During the fourth quarter of 2012, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.33 per share of common stock, which was paid on January 15, 2013 to stockholders of record on the close of business on January 2, 2013;

•                  $0.4766 per share on the Company’s Series C Preferred Stock for the period October 15, 2012 through and including January 14, 2013, which was paid on January 15, 2013 to stockholders of record on the close of business on January 2, 2013, and reflects the regular quarterly dividend which is the equivalent of annualized dividend of $1.9064 per share; and

•                  $0.40625 per share on the Company’s Series I Preferred Stock for the period October 15, 2012 through and including January 14, 2013, which was paid on January 15, 2013 to stockholders of record on the close of business on January 2, 2013, and reflects the regular quarterly dividend which is the equivalent of annualized dividend of $1.625 per share.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, January 31, 2013 at 2:00 pm EST to discuss the financial results.

The Supplemental Package will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “Financial Reports” in the Investors section.

The live conference will be webcast in listen-only mode on the Company’s web site under “Event Calendar & Webcasts” in the Investors section and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing 866.271.0675 Domestic or 617.213.8892 International, using pass-code “SL Green.”

A replay of the call will be available through February 7, 2013 by dialing 888.286.8010 Domestic or 617.801.6888 International, using pass-code 66429574.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2012, SL Green owned interests in 85 Manhattan properties totaling 40.8 million square feet. This included ownership interests in 27.8 million square feet of commercial properties and debt and preferred equity investments secured by 13.0 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban assets totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with four development properties in the suburbs encompassing approximately 0.5 million square feet. The Company also has ownership interests in 31 properties totaling 4.5 million square feet in southern California.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212.594.2700.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 11 and 12 of this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the strength of the commercial office real estate markets in the New York Metropolitan area, reduced demand for office space, unanticipated increases in financing and other costs, competitive market conditions, unanticipated administrative costs, divergent interests from or the financial condition of our joint venture partners, timing of leasing income, general and local economic conditions, interest rates, capital market conditions, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, environmental, regulatory and/or safety requirements, and other factors, all of which are beyond the Company’s control.  Additional information or factors that could affect the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues:
Rental revenue, net	$268,067	$253,343	$1,077,976	$961,935
Escalation and reimbursement	41,362	41,152	167,388	145,596
Investment and preferred equity income	31,500	22,162	119,155	120,418
Other income	9,805	12,222	35,736	35,479
Total revenues	350,734	328,879	1,400,255	1,263,428
Expenses:
Operating expenses (including approximately $5,187 and $18,101 (2012) and $5,252 and $16,266 (2011) paid to related parties)	72,198	71,916	298,322	263,709
Real estate taxes	52,874	45,497	210,467	174,454
Ground rent	11,296	8,810	37,866	32,919
Interest expense, net of interest income	82,277	78,876	330,569	285,917
Amortization of deferred financing costs	7,824	4,649	19,450	14,118
Depreciation and amortization	93,765	74,951	332,028	277,345
Loan loss and other investment reserves, net of recoveries	—	8,592	564	6,722
Transaction related costs	1,227	1,741	5,625	5,561
Marketing, general and administrative	21,372	18,728	82,840	80,103
Total expenses	342,833	313,760	1,317,731	1,140,848
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	7,901	15,119	82,524	122,580
Equity in net income (loss) from unconsolidated joint ventures	(4,570)	(6,080)	76,418	1,583
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/ real estate	19,277	(114)	37,053	2,918
Purchase price fair value adjustment	—	8,306	—	498,195
Gain (loss) on investment in marketable securities	2,703	4,999	4,940	4,866
Depreciable real estate reserves	—	(5,789)	—	(5,789)
Gain (loss) on early extinguishment of debt	(6,978)	—	(6,978)	904
Income from continuing operations	18,333	16,441	193,957	625,257
Net income from discontinued operations	9,127	1,115	9,116	5,780
Gain on sale of discontinued operations	—	—	6,627	46,085
Net income	27,460	17,556	209,700	677,122
Net income attributable to noncontrolling interests in the operating partnership	(721)	(683)	(5,597)	(14,629)
Preferred unit distributions	(574)	—	(2,107)	—
Net (income) loss attributable to noncontrolling interests in other partnerships	1,202	(6,519)	(5,591)	(15,083)
Net income attributable to SL Green	27,367	10,354	196,405	647,410
Preferred stock redemption costs	—	—	(10,010)	—
Preferred stock dividends	(7,407)	(7,545)	(30,411)	(30,178)
Net income attributable to SL Green common stockholders	$19,960	$2,809	$155,984	$617,232

Earnings Per Share (EPS)
Net income per share (Basic)	$0.22	$0.03	$1.75	$7.37
Net income per share (Diluted)	$0.22	$0.03	$1.74	$7.33

Funds From Operations (FFO)
FFO per share (Basic)	$1.14	$1.02	$5.30	$4.83
FFO per share (Diluted)	$1.14	$1.02	$5.28	$4.80

Basic ownership interest
Weighted average REIT common shares for net income per share	90,481	86,020	89,319	83,762
Weighted average partnership units held by noncontrolling interests	3,266	2,306	3,207	1,985
Basic weighted average shares and units outstanding for FFO per share	93,747	88,326	92,526	85,747

Diluted ownership interest
Weighted average REIT common share and common share equivalents	90,745	86,438	89,666	84,259
Weighted average partnership units held by noncontrolling interests	3,266	2,306	3,207	1,985
Diluted weighted average shares and units outstanding	94,011	88,744	92,873	86,244

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31, 2012	December 31, 2011
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$2,886,099	$2,684,626
Buildings and improvements	7,389,766	7,147,527
Building leasehold and improvements	1,346,748	1,302,790
Properties under capital lease	40,340	12,208
	11,662,953	11,147,151
Less accumulated depreciation	(1,393,323)	(1,136,603)
	10,269,630	10,010,548
Assets held for sale	4,901	76,562
Cash and cash equivalents	189,984	138,192
Restricted cash	136,071	86,584
Investment in marketable securities	21,429	25,323
Tenant and other receivables, net of allowance of $21,652 and $16,772 in 2012 and 2011, respectively	48,544	32,107
Related party receivables	7,531	4,001
Deferred rents receivable, net of allowance of $29,580 and $29,156 in 2012 and 2011, respectively	340,747	281,974
Debt and preferred equity investments, net of discount of $13,572 and $24,996 and allowance of $7,000 and $50,175 in 2012 and 2011, respectively	1,357,203	985,942
Investments in and advances to unconsolidated joint ventures	1,032,243	893,933
Deferred costs, net	261,145	210,786
Other assets	718,326	737,900
Total assets	$14,387,754	$13,483,852

Liabilities
Mortgages and other loans payable	$4,615,464	$4,314,741
Revolving credit facility	70,000	350,000
Term loan and senior unsecured notes	1,734,956	1,270,656
Accrued interest and other liabilities	73,769	126,135
Accounts payable and accrued expenses	159,598	142,428
Deferred revenue/gain	321,764	357,193
Capitalized lease obligation	37,518	17,112
Deferred land lease payable	20,897	18,495
Dividend and distributions payable	37,839	28,398
Security deposits	46,253	46,367
Liabilities related to assets held for sale	136	61,988
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,218,194	6,833,513

Commitments and contingencies	—	—
Noncontrolling interests in the operating partnership	212,907	195,030
Series G preferred units, $25.00 liquidation preference, 1,902 issued and outstanding at December 31, 2012	47,550	—
Series H preferred units, $25.00 liquidation preference, 80 issued and outstanding at December 31, 2012 and 2011, respectively	2,000	2,000

Equity
SL Green Realty Corp. stockholders’ equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 7,700 and 11,700 issued and outstanding at December 31, 2012 and 2011, respectively	180,340	274,022
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, none and 4,000 issued and outstanding at December 31, 2012 and 2011, respectively	—	96,321
6.5% Series I perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at December 31, 2012	221,965	—
Common stock, $0.01 par value 160,000 shares authorized, 94,896 and 89,210 issued and outstanding at December 31, 2012 and 2011, respectively (inclusive of 3,646 and 3,427 shares held in Treasury at December 31, 2012 and 2011, respectively)	950	892
Additional paid-in capital	4,667,900	4,236,959
Treasury stock-at cost	(322,858)	(308,708)
Accumulated other comprehensive loss	(29,587)	(28,445)
Retained earnings	1,701,092	1,704,506
Total SL Green Realty Corp. stockholders’ equity	6,419,802	5,975,547
Noncontrolling interests in other partnerships	487,301	477,762
Total equity	6,907,103	6,453,309
Total liabilities and equity	$14,387,754	$13,483,852

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
FFO Reconciliation:
Net income attributable to common stockholders	$19,960	$2,809	$155,984	$617,232
Add:
Depreciation and amortization	93,765	74,951	332,028	277,345
Discontinued operations depreciation adjustments	21	—	82	676
Joint venture depreciation and noncontrolling interest adjustments	13,417	8,005	35,593	31,179
Net income attributable to noncontrolling interests	(481)	7,202	11,188	29,712
Less:
Gain on sale of discontinued operations	—	—	6,627	46,085
Equity in net gain (loss) on sale of joint venture interest	19,277	(114)	37,053	2,918
Purchase price fair value adjustment	—	8,306	—	498,195
Depreciable real estate reserves	—	(5,789)	—	(5,789)
Depreciation on non-rental real estate assets	243	255	940	922
Funds from Operations	107,162	90,309	490,255	413,813
Transaction related costs(1)	1,533	1,785	6,585	6,734
Funds from Operations before transaction related costs	$108,695	$92,094	$496,840	$420,547

(1)         Includes the Company’s share of joint venture transaction related costs.

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011	2012	2011
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	$7,901	$15,119	$	$

Equity in net income (loss) from joint ventures	(4,570)	(6,080)	(4,570)	(6,080)
Depreciation and amortization	93,765	74,951	21,911	15,031
Interest expense, net of interest income	82,277	78,876	21,540	26,702
Amortization of deferred financing costs	7,824	4,649	1,104	1,095
Gain (loss) on early extinguishment of debt	(6,978)	—	—	—
Operating income	$180,219	$167,515	$39,985	$36,748

Marketing, general & administrative expense	21,372	18,728	—	—
Net operating income from discontinued operations	116	1,945	—	—
Loan loss and other investment reserves, net of recoveries	—	8,592	—	—
Transaction related costs	1,227	1,741	306	44

Non-building revenue	(36,306)	(28,560)	(3,687)	(6,608)
Equity in net (income) loss from joint ventures	4,570	6,080	—	—
(Gain) loss on early extinguishment of debt	6,978	—	—	—
Net operating income (NOI)	178,176	176,041	36,604	30,184	$214,780	$206,225

Net operating income from discontinued operations	(116)	(1,945)	—	—	(116)	(1,945)
NOI from other properties/affiliates	(16,000)	(8,506)	(8,471)	(3,422)	(24,471)	(11,928)
Same-Store NOI	$162,060	$165,590	$28,133	$26,762	$190,193	$192,352

Ground lease straight-line adjustment	2,186	44	—	—	2,186	44

Straight-line and free rent	(12,659)	(19,204)	(1,582)	(1,408)	(14,241)	(20,612)
Rental income — FAS 141	(3,900)	(4,206)	(658)	(320)	(4,558)	(4,526)
Same-store cash NOI	$147,687	$142,224	$25,893	$25,034	$173,580	$167,258

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011	2012	2011
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	$82,524	$122,580	$—	$—

Equity in net income (loss) from joint ventures	76,418	1,583	76,418	1,583
Depreciation and amortization	332,028	277,345	69,116	58,598
Interest expense, net of interest income	330,569	285,917	86,268	88,546
Amortization of deferred financing costs	19,450	14,118	3,859	4,996
Gain (loss) on early extinguishment of debt	(6,978)	904	—	—
Operating income	$834,011	$702,447	$235,661	$153,723

Marketing, general & administrative expense	82,840	80,103	—	—
Net operating income from discontinued operations	1,385	10,878	—	—
Loan loss and other investment reserves, net of recoveries	564	6,722	—	—
Transaction related costs	5,625	5,561	960	1,173

Non-building revenue	(134,392)	(135,987)	(93,144)	(12,346)
Equity in net income from joint ventures	(76,418)	(1,583)	—	—
(Gain) loss on early extinguishment of debt	6,978	(904)	(10,711)	—
Net operating income (NOI)	720,593	667,237	132,766	142,550	$853,359	$809,787

Net operating income from discontinued operations	(1,385)	(10,878)	—	—	(1,385)	(10,878)
NOI from other properties/affiliates	(69,006)	(1,514)	(23,150)	(36,641)	(92,156)	(38,155)
Same-Store NOI	$650,202	$654,845	$109,616	$105,909	$759,818	$760,754

Ground lease straight-line adjustment	2,702	440	—	(9)	2,702	431

Straight-line and free rent	(54,686)	(79,496)	(4,217)	(6,219)	(58,903)	(85,715)
Rental income — FAS 141	(17,365)	(21,201)	(2,030)	(1,172)	(19,395)	(22,373)
Same-store cash NOI	$580,853	$554,588	$103,369	$98,509	$684,222	$653,097

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	December 31,
	2012	2011
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	24,282	24,622
Portfolio percentage leased at end of period	94.1%	92.5%
Same-Store percentage leased at end of period	93.8%	94.0%
Number of properties in operation	36	33

Office square feet where leases commenced during quarter (rentable)	290,108	412,704
Average mark-to-market percentage-office	2.4%	7.6%
Average starting cash rent per rentable square foot-office	$56.96	$63.11

(1)  Includes wholly-owned and joint venture properties.